EXHIBIT 99.8

Notice of Guaranteed Delivery for Exchangeable Shares of Weyerhaeuser Company Limited

WEYERHAEUSER COMPANY

Offer to Exchange

All Shares of Common Stock

of

DOMTAR CORPORATION

which are owned by Weyerhaeuser Company

for

Common Shares of Weyerhaeuser Company

and Exchangeable Shares of Weyerhaeuser Company Limited

(Not To Be Used For Signature Guarantees)

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the Exchange Offer, as set forth in the Canadian Bid Circular dated February 2, 2007 (the “Canadian Bid Circular”) and the related letter of transmittal (the “Letter of Transmittal”) in the following circumstances:

(1) if certificates representing exchangeable shares (“Weyerhaeuser exchangeable shares”) of Weyerhaeuser Company Limited, a Canadian corporation, are not immediately available;

(2) if Weyerhaeuser exchangeable shares or other required documents cannot be delivered to the Canadian depositary, CIBC Mellon Trust Company (the “Canadian Depositary”), on or before the expiration of the Exchange Offer; or

(3) if the procedures for book entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the Canadian depositary as described in the Canadian Bid Circular. Additional information can be found in the section entitled “This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Canadian Bid Circular. Only registered shareholders (including any participant in the Canadian Depositary for Securities Limited whose name appears on a security position listing as the owner of Weyerhaeuser exchangeable shares) may submit this Notice of Guaranteed Delivery.

TO:	WEYERHAEUSER COMPANY

AND TO:	CIBC MELLON TRUST COMPANY, as Canadian Depositary

By Mail P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4 Attention: Corporate Actions	By Hand, Registered Mail or by Courier: 199 Bay Street Commerce Court West Securities Level Toronto, Ontario M5J 1G9 Attn: Courier Window

CIBC MELLON TRUST COMPANY

Fax: (416) 643-3148

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE WEYERHAEUSER EXCHANGEABLE SHARES LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE CANADIAN DEPOSITARY NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE CANADIAN DEPOSITARY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to Weyerhaeuser Company (“Weyerhaeuser”) the number of Weyerhaeuser exchangeable shares set forth below, on the terms and subject to the conditions set forth in the Canadian Bid Circular and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by Weyerhaeuser to exchange all shares of Domtar Corporation, a Delaware Corporation, common stock, par value $0.01 per share, owned by Weyerhaeuser, for Weyerhaeuser exchangeable shares, pursuant to the guaranteed delivery procedures set forth in the Canadian Bid Circular in the section entitled “This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Certificate Number(s)—If Available	Number of Shares	Name in Which Registered (please print)

(Please print or type. If space is insufficient, please attach a list in the above form.)

Registered Holder’s Signature(s)

Please type or print your name(s) here

Please type or print address

Daytime telephone number

Email address

ODD LOTS

This section is to be completed ONLY if Weyerhaeuser exchangeable shares are being tendered by or on behalf of a person owning beneficially and of record less than 100 Weyerhaeuser exchangeable shares who wishes to tender all such Weyerhaeuser exchangeable shares. Check one:

☐	By checking this box, I represent that I own beneficially and of record less than 100 Weyerhaeuser exchangeable shares and am tendering all my Weyerhaeuser exchangeable shares.

☐	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof, Weyerhaeuser exchangeable shares with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially less than 100 Weyerhaeuser exchangeable shares and are tendering all such Weyerhaeuser exchangeable shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The Eligible Institution that completes this form must communicate the guarantee to the Canadian Depositary and must deliver the Letter of Transmittal and certificates for Weyerhaeuser exchangeable shares to the Canadian Depositary within the time period stated herein. Failure to do so could result in a financial loss to such Eligible Institution.

The undersigned, a Canadian Schedule 1 chartered bank, a major trust company in Canada, a member firm of the Securities Transfer Agents Medallion Program (STAMP), the New York Stock Exchange Medallion Signature Program (MSP) or the Stock Exchanges Medallion Program (SEMP), guarantees to deliver to the Canadian depositary at its address set forth above the certificate(s) representing the Weyerhaeuser exchangeable shares deposited hereby, in proper form for transfer, with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed photocopy thereof) and any other required documents, within three New York Stock Exchange trading days after the date hereof.

Place Medallion guarantee in space below.

Name of Firm:

Address:

Telephone No.(s): ( )

Authorized Signature:

Name:
Please Type or Print

Title:

Dated:

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE CANADIAN DEPOSITARY WITH THE LETTER OF TRANSMITTAL.

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